Exhibit 99.1

LETTER OF TRANSMITTAL

ENTRAVISION COMMUNICATIONS CORPORATION

Offer to Exchange All of Our Outstanding

8.750% Senior Secured First Lien Notes due 2017

(CUSIP Nos. 29382T AC1 and U2937A AB4)

For

Our new 8.750% Senior Secured First Lien Notes due 2017

That Have Been Registered

Under the Securities Act of 1933

Pursuant to the Prospectus dated                , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2010, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR BEFORE THE EXPIRATION TIME.

The Exchange Agent for the Exchange Offer is Wells Fargo Bank, National Association.

By Facsimile Transmission: (For Eligible Institutions Only) (612) 667-6282 Attention: Bondholder Communications Confirm by Telephone: (800) 344-5128	By Registered or Certified Mail: Wells Fargo Bank, N.A. 45 Broadway, 12th Floor New York, NY 10006 Attention: Bondholder Communications

By Regular Mail or Overnight Courier: Wells Fargo Bank, N.A. 45 Broadway, 12th Floor New York, NY 10006 Attention: Bondholder Communications	By Hand: Wells Fargo Bank, N.A. 45 Broadway, 12th Floor New York, NY 10006 Attention: Bondholder Communications

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

By execution of this Letter of Transmittal (this “Letter”), the undersigned acknowledges that he, she or it has received and reviewed the prospectus, dated                  , 2010 (the “Prospectus”), of Entravision Communications Corporation, a Delaware corporation (the “Company”), and the subsidiaries of the Company named therein, and this Letter, to exchange up to $400 million in aggregate principal amount of its 8.750% Senior Secured First Lien Notes due 2017 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s issued and outstanding unregistered 8.750% Senior Secured First Lien Notes due 2017 (the “Outstanding Notes”). The Prospectus and this Letter, as each may be amended, supplemented or otherwise modified from time to time, constitute the Company’s offer (the “Exchange Offer”).

For each Outstanding Note accepted for exchange, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note. The Exchange Notes will bear interest from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid on the Outstanding Notes, from July 27, 2010. Accordingly, registered holders of Exchange Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accrued from the most recent date to which interest has been paid or, if no interest has been paid, from July 27, 2010. However, if that record date occurs prior to completion of the Exchange Offer, then the interest payable on the first interest payment date following the completion of the Exchange Offer will be paid to the registered holders of the Outstanding Notes on that record date. Outstanding Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer and will be cancelled. Holders of Outstanding Notes whose Outstanding Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Outstanding Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

This Letter is to be used to tender Outstanding Notes:

•	if certificates representing tendered Outstanding Notes are to be forwarded herewith;

•

if a tender is made by book entry transfer to the Exchange Agent’s account at the Depository Trust Company (“DTC”) through DTC’s Automated Tender Offer Program (“ATOP”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—How To Tender Outstanding Notes for Exchange,” unless an Agent’s Message (as defined below) is transmitted in lieu thereof; or

•	if a tender is made pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Tenders by book-entry transfer may also be made by delivering an Agent’s Message in lieu of this Letter. The term “Agent’s Message” means a message, electronically transmitted by DTC to and received by the Exchange Agent, forming a part of a book-entry transfer, which states that DTC has received an express acknowledgment from the tendering holder of the Outstanding Notes that such holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, this Letter, and, further, that such holder has received and agrees to be bound by this Letter and the Company may enforce this Letter against such holder.

Only registered holders are entitled to tender their Outstanding Notes for exchange in the Exchange Offer. In order for any holder of Outstanding Notes to tender in the Exchange Offer all or any portion of such holder’s Outstanding Notes, the Exchange Agent must receive, at or before the Expiration Time, this Letter or an Agent’s Message, the certificates for all physically tendered Outstanding Notes or a confirmation of the book-entry transfer of the Outstanding Notes being tendered into the Exchange Agent’s account at DTC, and all documents required by this Letter, or the holder must comply with the guaranteed delivery procedures set forth below.

Any participant in DTC’s system whose name appears on a security position listing as the registered holder of Outstanding Notes and who wishes to make book-entry delivery of Outstanding Notes to the Exchange Agent’s account at DTC can execute the tender through ATOP, for which the Exchange Offer will be eligible, by following the applicable procedures thereof. Upon such tender of Outstanding Notes:

•	DTC will verify the acceptance of the tender and execute a book-entry delivery of the tendered Outstanding Notes to the Exchange Agent’s account at DTC;

•	DTC will send to the Exchange Agent for its acceptance an Agent’s Message forming part of such book-entry transfer; and

•	transmission of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

In order to properly complete this Letter, a holder of Outstanding Notes must:

•	complete the box entitled “Description of Outstanding Notes Tendered;”

•	if appropriate, check and complete the boxes relating to book-entry transfer, guaranteed delivery, broker-dealers, special issuance instructions, and special delivery instructions;

•	complete the box entitled “Sign Here to Tender Your Outstanding Notes in the Exchange Offer;” and

•	complete the Substitute Form W-9 accompanying this Letter or the applicable IRS Form W-8, which may be obtained from the Exchange Agent.

If a holder of Outstanding Notes desires to tender his, her, or its Outstanding Notes for exchange and, at or before the Expiration Time, (1) certificates representing such holder’s Outstanding Notes are not lost but are not immediately available, (2) time will not permit this Letter, certificates representing Outstanding Notes, or other required documents to reach the Exchange Agent, or (3) the procedures for book-entry transfer cannot be completed, then such holder may effect a tender of Outstanding Notes for exchange in accordance with the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.” See Instruction 2.

The Exchange Offer may be extended, terminated, or amended as provided in the Prospectus. During any such extension of the Exchange Offer, all Outstanding Notes previously tendered and not withdrawn pursuant to the Exchange Offer will remain subject to the Exchange Offer. The Exchange Offer is scheduled to expire at 5:00 p.m., New York City time, on                , 2010, unless extended by the Company.

Persons who are beneficial owners of Outstanding Notes but are not registered holders and who desire to tender Outstanding Notes should contact the registered holder of such Outstanding Notes and instruct such registered holder to tender on such beneficial owner’s behalf.

SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

The under signed hereby tenders for exchange the Outstanding Notes described in the box entitled “Description of Outstanding Notes Tendered” below pursuant to the terms and conditions described in the Prospectus and this Letter.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount of Outstanding Notes	Principal Amount Tendered**

Total
*	Do not complete if Outstanding Notes are being tendered by book-entry transfer.
**	The minimum permitted tender is $2,000 in principal amount of Outstanding Notes and integral multiples of $1,000 in excess thereof. See Instruction 5. A holder will be deemed to have tendered ALL Outstanding Notes unless a lesser amount is specified in this column. See Instruction 5.

☐	CHECK HERE IF TENDERED OUTSTANDING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

DTC Account Number	Transaction Code Number

By crediting Outstanding Notes to the Exchange Agent’s account at DTC in accordance with ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, including transmitting an Agent’s Message to the Exchange Agent in which the holder of the Outstanding Notes acknowledges and agrees to be bound by the terms of this Letter, the participant in ATOP confirms on behalf of itself and the beneficial owners of such Outstanding Notes all provisions of this Letter applicable to it and such beneficial owners as if it had completed the information required herein and executed and delivered this Letter to the Transfer Agent.

☐	CHECK HERE IF TENDERED OUTSTANDING NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s)

Window Ticket Number (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution Which Guaranteed Delivery

If Delivered by Book-Entry Transfer, Complete the Following:

Account Number	Transaction Code Number

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of Outstanding Notes indicated on page 4 of this Letter. Subject to, and effective upon, the acceptance for exchange of the Outstanding Notes tendered hereby, the undersigned hereby sells, assigns and transfers to the Company all right, title and interest in and to all such Outstanding Notes tendered for exchange hereby.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered Outstanding Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

•

deliver certificates representing such Outstanding Notes, or transfer ownership of such Outstanding Notes on the account books maintained by DTC, together, in each such case, with all accompanying evidences of transfer and authenticity to the Company;

•	present and deliver such Outstanding Notes for transfer on the books of the Company; and

•	receive all benefits or otherwise exercise all rights and incidents of beneficial ownership of such Outstanding Notes, all in accordance with the terms of the Exchange Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, exchange, assign and transfer the Outstanding Notes, and to acquire the Exchange Notes issuable upon the exchange of such tendered Outstanding Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also represents and warrants that the undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment, and transfer of tendered Outstanding Notes or transfer ownership of such Outstanding Notes on the account books maintained by DTC.

The undersigned also acknowledges that the Exchange Offer is being made by the Company in reliance on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties. Based on interpretations of the staff of the SEC, as set forth in such series of no-action letters, the Company believes that the Exchange Notes may be offered for resale, resold, and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or that tenders Outstanding Notes for the purpose of participating in a distribution of the Exchange Notes), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such Exchange Notes are acquired in the ordinary course of such holders’ business, and such holders have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. However, the Company does not intend to request that the SEC consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter and, therefore, the Company cannot guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offer. The undersigned acknowledges that if the interpretation of the Company of the above mentioned no-action letters is incorrect such holder may be held liable for any offers, resales or transfers by the undersigned of the Exchange Notes that are in violation of the Securities Act. The undersigned further acknowledges that neither the Company nor the Exchange Agent will indemnify any holder for any such liability under the Securities Act.

The undersigned represents and warrants that:

•	the Exchange Notes issued in the Exchange Offer are being acquired in the ordinary course of the undersigned’s business;

•	the undersigned has no arrangement or understanding with any person to participate, and is not participating, in the distribution of the Exchange Notes within the meaning of the Securities Act;

•	the undersigned is not an “affiliate” of the Company or any guarantor within the meaning of Rule 405 of the Securities Act; and

•

if the undersigned is a broker-dealer, the Outstanding Notes being tendered for exchange were acquired for the undersigned’s own account as a result of market-making activities or other trading activities, and the undersigned will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes received in respect of such Outstanding Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus in connection with the resale of the Exchange Notes, the undersigned will not be deemed to admit that the undersigned is an “underwriter” within the meaning of the Securities Act, and the undersigned will comply with the applicable provisions of the Securities Act with respect to the resale of any Exchange Notes.

Any holder of Outstanding Notes who is an affiliate of the Company or who has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer:

•	cannot rely on the applicable interpretations of the staff of the SEC;

•	is not entitled and will not be permitted to tender Outstanding Notes in the Exchange Offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

The undersigned will, upon request, execute and deliver any additional documents reasonably deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Outstanding Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the Prospects under the caption “The Exchange Offer—Withdrawal Rights.”

The Exchange Offer is subject to certain conditions, some of which may be waived or modified by the Company, in whole or in part, at any time and from time to time at or prior to the Expiration Time, as described in the Prospectus under the caption “The Exchange Offer—Conditions to the Exchange Offer.” The undersigned recognizes that as a result of such conditions the Company may not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Outstanding Notes and may terminate or amend the Exchange Offer, by oral or written notice to the Exchange Agent or by a timely press release, if the conditions to the Exchange Offer have not been satisfied or waived at the then scheduled Expiration Time. All tendering holders, by execution of this Letter, waive any right to receive any notice of the acceptance or rejection of their Outstanding Notes for exchange.

The Company is not aware of any jurisdiction in which the making of the Exchange Offer or the tender of Outstanding Notes in connection therewith would not be in compliance with the laws of such jurisdiction. The Exchange Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the Exchange Notes. The Company currently does not intend to register or qualify the sale of the Exchange Notes in any state.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please deliver the Exchange Notes (and, if applicable, substitute certificates representing Outstanding Notes for any Outstanding Notes not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of Outstanding Notes, please credit the account indicated above maintained at DTC. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please send the Exchange Notes (and, if applicable, substitute certificates representing Outstanding Notes for any Outstanding Notes not exchanged) to the undersigned at the address shown above in the box entitled “Description of Outstanding Notes Tendered.” The undersigned recognizes that the Company has no obligation pursuant to the special issuance instructions to transfer any Outstanding Notes from the name of the holder thereof if the Company does not accept for exchange any of the Outstanding Notes so tendered or if such transfer would not be compliance with any transfer restrictions applicable to such Outstanding Notes.

The undersigned, by completing the box entitled “Description of Outstanding Notes Tendered” on page 4 of this Letter and signing this Letter, will be deemed to have tendered the Outstanding Notes as set forth in such box on page 4 of this Letter.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

To be completed ONLY if Outstanding Notes not exchanged and/or Exchange Notes are to be issued in the name of someone other than the undersigned, or if Outstanding Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

Issue:	☐	Outstanding Notes
	☐	Exchange Notes

Name(s)
(Please Type or Print)

Address

Taxpayer Identification or Social Security No.

☐	Credit unexchanged Outstanding Notes delivered by book-entry transfer to the DTC account set forth below.

(DTC Account Number, if applicable)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

To be completed ONLY if Outstanding Notes not exchanged and/or Exchange Notes are to be sent to someone other than the undersigned, or to the undersigned at an address other than shown in the box entitled “Description of Outstanding Notes Tendered” on this Letter.

Mail:	☐	Exchange Notes
	☐	Outstanding Notes

Name(s)
(Please Type or Print)

Address

ALL TENDERING HOLDERS PLEASE SIGN HERE

(Complete Substitute Form W-9 on next page)

x		, 2010
Date
x		, 2010
Date

Area Code and Telephone Number

This Letter must be signed by the registered holder(s) or DTC participant(s) exactly as the name(s) appear(s) on the Outstanding Notes or on a security position listing or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 6.

Name(s):
(Please Type or Print)

Capacity (full title):

Address:

Taxpayer Identification or Social Security No.:

SIGNATURE GUARANTEE (If required by Instruction 6)

Signature(s) Guaranteed By an Eligible Institution:
(Authorized Signature)

Name and Title:

Name of Firm:

Dated: , 2010

IMPORTANT: This Letter (or a facsimile hereof), together with the certificates for Outstanding Notes or a book-entry confirmation and all other required documents or The Notice of Guaranteed Delivery, must be received by the Exchange Agent prior to the Expiration Time.

TO BE COMPLETED BY ALL TENDERING HOLDERS

(See Instruction 8)

PAYOR’S NAME: Wells Fargo Bank, National Association

SUBSTITUTE FORM W-9	Part 1 - PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN ON THE LINE AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. If Outstanding Notes are held in more than one name, see the Guidelines for Certification of Taxpayer Identification Number on Substitute W-9 to determine which number you must provide.	Social security number OR Employer Identification number

Department of the Treasury Internal Revenue Service	Part 2 - FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9).

PAYOR’S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

Part 3 – CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT:

(1)     the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2)     I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)     I am a U.S. Citizen or other U.S. Person.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE

PRINTED NAME

DATE

You must cross out item (2) of the above certification if you have been notified by the IRS that you are subject to backup withholding because you failed to report all interest and dividends on your tax return.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of the exchange, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1.	Guarantee of Signatures.

Signatures on this Letter need not be guaranteed if the Outstanding Notes tendered hereby are tendered:

•

by the registered holder of the Outstanding Notes tendered, unless such holder has completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” above or both; or

•

for the account of an Eligible Institution. The term “Eligible Institution” means an institution that is a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the Exchange Agent, such as a firm which is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or certain other eligible institutions as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

In all other cases, all signatures on this Letter must be guaranteed by an Eligible Institution.

2.	Delivery of this Letter and Outstanding Notes; Guaranteed Delivery Procedures.

In order for a holder of Outstanding Notes to tender all or any portion of such holder’s Outstanding Notes, the Exchange Agent must receive either a properly completed and duly executed Letter (or a manually signed facsimile thereof) or, if tendering by book-entry transfer, an Agent’s Message with respect to such holder, the certificates for all physically tendered Outstanding Notes, or a confirmation of the book-entry transfer of the Outstanding Notes being tendered into the Exchange Agent’s account at DTC, and any other required documents, at or before the Expiration Time, or the tendering holder must comply with the guaranteed delivery procedures set forth below. Delivery of the documents to DTC does not constitute delivery to the Exchange Agent.

The method of delivery to the Exchange Agent of this Letter, Outstanding Notes, and all other required documents is at the election and risk of the holder thereof. If such delivery is by mail, it is suggested that holders use properly insured registered mail, return receipt requested, and that the mailing be sufficiently in advance of the Expiration Time to permit delivery to the Exchange Agent on or before such date. Except as otherwise provided in this Letter, delivery will be deemed made when actually received or confirmed by the Exchange Agent. This Letter and Outstanding Notes tendered for exchange should be sent only to the Exchange Agent, not to the Company or DTC.

If holders desire to tender Outstanding Notes for exchange pursuant to the Exchange Offer and, if at or before the Expiration Time:

•	certificates representing such Outstanding Notes are not lost but are not immediately available;

•	time will not permit this Letter, certificates representing Outstanding Notes, or other required documents to reach the Exchange Agent; or

•	the procedures for book-entry transfer cannot be completed;

such holder may effect a tender of Outstanding Notes for exchange in accordance with the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.” Pursuant to the guaranteed delivery procedures:

•	such tender must be made by or through an Eligible Institution;

•

at or prior to the Expiration Time, the Exchange Agent must have received from an Eligible Institution a validly completed and executed Notice of Guaranteed Delivery, substantially in the form accompanying this Letter, by facsimile transmission, mail, or hand delivery, setting forth the name and address of the holder of the Outstanding Notes being tendered and the amount of the Outstanding Notes being tendered. The Notice of Guaranteed Delivery must state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed Letter with any required signature guarantees, or an Agent’s Message, and any other documents required by this Letter, will be transmitted to the Exchange Agent; and

•

the Exchange Agent must receive the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed Letter with any required signature guarantees or an Agent’s Message and any other documents required by this Letter, within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

All tendering holders, by execution of this Letter, waive any right to receive any notice of the acceptance or rejection of their Outstanding Notes for exchange.

3.	Inadequate Space.

If the space provided in the box entitled “Description of Outstanding Notes Tendered” above is not adequate, the certificate numbers and principal amounts of Outstanding Notes tendered should be listed on a separate signed schedule affixed hereto.

4.	Withdrawal of Tenders.

A tender of Outstanding Notes may be withdrawn at any time at or before the Expiration Time by delivery of a written or facsimile notice of withdrawal to the Exchange Agent at the address set forth on the cover of this Letter. To be effective, a notice of withdrawal must:

•	be received by the Exchange Agent at or before the Expiration Time;

•	specify the name of the person having tendered the Outstanding Notes to be withdrawn;

•	identify the Outstanding Notes to be withdrawn (including the certificate number or numbers, if applicable);

•

specify the principal amount of Outstanding Notes to be withdrawn; where certificates for Outstanding Notes were transmitted, specify the name in which such Outstanding Notes are registered, if different from that of the withdrawing holder, and the serial numbers of the particular certificates to be withdrawn;

•

where Outstanding Notes have been tendered pursuant to the procedures for book-entry transfer, specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of DTC;

•	include a statement that such holder is withdrawing his, her, or its election to have such Outstanding Notes exchanged; and

•

bear the signature of the holder in the same manner as the original signature on the Letter, if any, by which such Outstanding Notes were tendered, with such signature guaranteed by an Eligible Institution (unless such withdrawing holder is an Eligible Institution).

The Exchange Agent will promptly return any properly withdrawn Outstanding Notes following receipt of the notice of withdrawal. All questions as to the validity of notices of withdrawal, including time of receipt, will be determined by the Company in its sole discretion and such determination will be final and binding on all parties.

Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Outstanding Notes that have been tendered for exchange but that are not exchanged for any reason will be promptly returned to the holder thereof without cost to such holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described above, such Outstanding Notes will be credited to an account with DTC specified by the holder) after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described in the Prospectus under the caption “The Exchange Offer—How to Tender Outstanding Notes for Exchange” at any time at or before the Expiration Time.

5.	Partial Tenders.

Tenders of Outstanding Notes will be accepted only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. If less than all of the Outstanding Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of the Outstanding Notes to be tendered in the box above entitled “Description of Outstanding Notes Tendered—Principal Amount Tendered.” A blank in the “Principal Amount Tendered” column of such box will indicate that the holder is tendering all of such holder’s Outstanding Notes represented by the certificates delivered. In the case of a partial tender for exchange of certificated Outstanding Notes, a new certificate, in fully registered form, for the remainder of the principal amount of the Outstanding Notes, will be sent to the holder of the Outstanding Notes unless otherwise indicated in the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” above, as soon as practicable after the expiration or termination of the Exchange Offer.

6.	Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures.

•

If this Letter is signed by the registered holder(s) of the Outstanding Notes tendered hereby, each signature must correspond exactly with each name as written on the face of the certificates without any change whatsoever. If this Letter is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the Outstanding Notes.

•	If any tendered Outstanding Notes are owned of record by two or more joint owners, all of such owners must sign this Letter.

•

If any tendered Outstanding Notes are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Letter and any necessary or required documents as there are different names in which Outstanding Notes are held.

•

When this Letter is signed by the registered holder(s) of the Outstanding Notes specified herein and tendered hereby, no endorsements of the tendered Outstanding Notes or separate bond powers are required. If, however, the Exchange Notes are to be issued, or any untendered Outstanding Notes are to be reissued, to a person other than the registered Holder, then endorsements of any Outstanding Notes transmitted hereby or separate bond powers are required. Signatures on the Outstanding Notes or bond power must be guaranteed by an Eligible Institution.

•

If this Letter is signed by a person other than the registered Holder(s) of any Outstanding Notes specified herein, such Outstanding Notes must be properly endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the Outstanding Notes (or security position listing) and signatures on the Outstanding Notes or bond power must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

•

If this Letter or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, must submit proper evidence satisfactory to the Company of their authority to so act.

•	Endorsements on Outstanding Notes or signatures on bond powers required by this Instruction 6 must be guaranteed by an Eligible Institution.

•

Signatures on this Letter need not be guaranteed by an Eligible Institution if the Outstanding Notes are tendered: (i) by a registered holder of Outstanding Notes (which term, for purposes of the Exchange Offer, includes any DTC participant whose name appears on a security position listing as the holder of such Outstanding Notes) who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter, or (ii) for the account of an Eligible Institution.

7.	Special Issuance and Delivery Instructions.

Tendering holders of Outstanding Notes should indicate in the applicable box on page 8 of this Letter the name and address to which Exchange Notes issued pursuant to the Exchange Offer and/or substitute certificates evidencing Outstanding Notes not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. Holders tendering Outstanding Notes by book-entry transfer may request that Outstanding Notes not accepted for exchange be credited to such account maintained at DTC as such holder may designate hereon. In such event, all signatures on this Letter must be guaranteed by an Eligible Institution. If no such instructions are given, such Outstanding Notes not exchanged will be returned to the name and address of the person signing this Letter.

8.	Taxpayer Identification Number.

Federal income tax law generally requires that a tendering holder whose Outstanding Notes are accepted for exchange or such holder’s assignee (in either case, the “Payee”) must provide the Company with such Payee’s correct Taxpayer Identification Number (“TIN”) on the substitute Form W-9 on page 10 of this Letter, which in the case of a tendering holder who is an individual, is his or her social security number. If the Company is not provided with the current TIN or an adequate basis for an exemption from backup withholding, such Payee may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, the Exchange Agent may be required to withhold 28% of the amount of any reportable payments made after the exchange to such Payee. If withholding results in an overpayment of taxes, a refund may be obtained.

Exempt Payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt Payees, other than foreign individuals, should furnish their TIN, write “Exempt” on the face of the Substitute Form W-9 and sign, date and return the form to the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “W-9 Guidelines”) for additional instructions. If the Payee is a nonresident alien or foreign entity not subject to backup withholding, such Payee must give the Exchange Agent a completed Form W-8 Certificate of Foreign Status.

To prevent backup withholding, each Payee must provide its correct TIN by completing the Substitute Form W-9 on page 10 of this Letter, certifying, under penalties of perjury, that the TIN provided is correct (or that such Payee is awaiting a TIN) and that: (i) such Payee is exempt from backup withholding; (ii) such Payee has not been notified by the Internal Revenue Service that such Payee is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the Payee that such Payee is no longer subject to backup withholding. If the Outstanding Notes are in more than one name or are not in the name of the actual owner, such Payee should consult the W-9 Guidelines for information on which TIN to report. Failure to provide the information on the form may subject the Payee to 28% federal income tax backup withholding on all reportable payments to the Payee. If such Payee does not have a TIN, such Payee should consult the W-9 Guidelines for instructions on applying for a TIN, apply for a TIN and write “applied for” in lieu of its TIN in Part 1 of the Substitute Form W-9. Writing “applied for” on the form means that such Payee has already applied for a TIN or that such Payee intends to apply for one in the near future. If “applied for” is written in Part 1 of the Substitute Form W-9 and the Exchange Agent is not provided with a TIN within sixty (60) days, the Exchange Agent will withhold 28% of all reportable payments to the Payee thereafter until a TIN is provided to the Exchange Agent.

9.	Transfer Taxes.

Except as set forth in this Instruction 9, the Company will pay all transfer taxes, if any, applicable to the exchange by the Company of Outstanding Notes pursuant to the Exchange Offer. If, however, Exchange Notes and/or substitute Outstanding Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Outstanding Notes tendered hereby, or if tendered Outstanding Notes are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the exchange by the Company of Outstanding Notes pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter, the amount of such transfer taxes will be billed directly to such tendering holder.

10.	No Conditional Tenders.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Outstanding Notes, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Outstanding Notes for exchange.

Neither the Company, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Outstanding Notes nor shall any of them incur any liability for failure to give any such notice.

11.	Waiver of Conditions.

To the extent permitted by applicable law, the Company reserves the right to waive any and all conditions to the Exchange Offer at or before the Expiration Time as described in the Prospectus under the caption “The Exchange Offer—Conditions to the Exchange Offer,” and accept for exchange any Outstanding Notes tendered. To the extent that the Company waives any condition to the Exchange Offer, it will waive such condition as to all Outstanding Notes.

12.	Mutilated, Lost, Stolen or Destroyed Outstanding Notes.

Any holder whose Outstanding Notes have been mutilated, lost, stolen, or destroyed should contact the Exchange Agent at the address indicated above for further instructions. This Letter and related documents cannot be processed until the procedures for replacing mutilated, lost, stolen or destroyed certificates have been followed.

13.	Irregularities.

All questions as to the forms of all documents and the validity of (including time of receipt) and acceptance of the tenders and withdrawals of Outstanding Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. Alternative, conditional, or contingent tenders will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Outstanding Notes that are not in proper form or the acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the right to waive any defects or irregularities as to the tender of any particular Outstanding Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter) will be final and binding. Any defect or irregularity in connection with tenders of Outstanding Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Outstanding Notes will not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. Neither the Company nor the Exchange Agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of Outstanding Notes, or will incur any liability to registered holders or beneficial owners of Outstanding Notes or any other persons for failure to give such notice.

14.	Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus, this Letter, the Notice of Guaranteed Delivery and other related documents may be directed to the Exchange Agent, at the address and telephone number indicated on page 1 of this Letter.

15.	Incorporation of Letter of Transmittal.

This Letter will be deemed to be incorporated in, and acknowledged and accepted by, a tender through DTC’s ATOP procedures by any participant on behalf of itself and the beneficial owners of any Outstanding Notes so tendered by such participant.

IMPORTANT NOTICE

This Letter, together with certificates for tendered Outstanding Notes, with any required signature guarantees, book entry transfer or an Agent’s Message in lieu thereof, and with all other required documents or a Notice of Guaranteed Delivery, must be received by the Exchange Agent at or before the Expiration Time.